UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 29, 2008
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33137 (Commission File Number)	14-1902018 (IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland (Address of Principal Executive Offices)	20850 (Zip Code)
Registrant’s telephone number, including area code: (301) 795-1800
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
On July 21, 2008, Protein Sciences Corporation (“PSC”) sent a letter to Emergent BioSolutions Inc. (“Emergent”) purporting to terminate that Asset Purchase Agreement (the “Agreement”) dated May 26, 2008 among PSC, Emergent and Emergent Manufacturing Operations Meriden LLC, a wholly-owned subsidiary of Emergent. Pursuant to the Agreement, Emergent agreed to acquire, and PSC agreed to sell, substantially all of the assets of PSC, including FluBlok®, a Phase III recombinant influenza vaccine candidate, PSC’s interest in a manufacturing facility located in Meriden, Connecticut, PSC’s baculovirus expression vector system (“BEVS”) technology and PSC’s other product candidates based on the BEVS platform. The Agreement is described in more detail in a Current Report on Form 8-K filed by Emergent with the Securities and Exchange Commission on May 29, 2008. Additionally, in connection with the entry into the Agreement, we have entered into a loan agreement with PSC pursuant to which we have loaned PSC $10 million.
Emergent believes that the purported termination is invalid and ineffective. Under the terms of the Agreement, PSC is contractually prohibited from terminating the Agreement if representations and warranties made by PSC under the Agreement are not true and correct in all material respects or if PSC is in material breach of covenants required to be performed. It is Emergent’s position, as set forth in detail in the complaint in the action pending in the Supreme Court of New York County captioned Emergent BioSolutions et al. v. Protein Sciences Corporation, et al., Index No. 650221/2008, that PSC has materially breached numerous representations and covenants under the Agreement and therefore has no right to terminate.
As grounds for its purported termination of the Agreement, PSC has alleged that Emergent has breached the Agreement by failing to provide additional funding for PSC’s continued operations in excess of the $10 million already loaned to PSC by Emergent and by disclosing confidential information of PSC in connection with the above-mentioned litigation by Emergent against PSC. It is Emergent’s position that neither the Agreement nor the loan agreement requires further funding and that additional discretionary funding would be inappropriate in light of fraudulent conduct by PSC and disregard by PSC of its contractual obligations to Emergent. It is also Emergent’s position that PSC’s allegation that Emergent has disclosed confidential information in violation of the Agreement is unsupported and inaccurate.
In certain circumstances in connection with a termination of the Agreement, PSC could be entitled to a termination fee of $1.5 million. However, Emergent does not believe that the circumstances presented will give rise to payment of any termination fee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2008	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ R. Don Elsey
R. Don Elsey
Senior Vice President Finance, Chief Financial Officer and Treasurer